Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of us of a Schedule 13D relating to the common stock of Valley National Gases Incorporated, a Pennsylvania corporation, and that any subsequent amendments thereto filed by any of us will be filed on behalf of each of us. This Agreement may be included as an exhibit to such joint filing.

DATE: November 20, 2006

VNG ACQUISITION INC.

By:	/s/ Joost F. Thesseling
Name: Joost F. Thesseling
Title: Vice President

VNG ACQUISITION LLC

By:	/s/ Joost F. Thesseling
Name: Joost F. Thesseling
Title: Vice President

VNG HOLDINGS LLC

By:	/s/ Joost F. Thesseling
Name: Joost F. Thesseling
Title: Vice President

GOLCONDA HOLDINGS, INC.

By:	/s/ Frederick J. Iseman
Name: Frederick J. Iseman
Title: President

FREDERICK J. ISEMAN

/s/ Frederick J. Iseman